Baldwin Technology Company, Inc.
2 Trap Falls Road
Suite 402
Shelton, CT 06484
Tel: 203-402-1000
Fax: 203-402-5500
January 29, 2009
Mr. Gerald A. Nathe
11448 Bronzedale Drive
Oakton, VA 22124
Dear Gerald:
Pursuant to Paragraph 18 of the agreement dated June 19, 2007 (the “Agreement”), which sets forth the terms of your employment with Baldwin Technology Company, Inc. (the “Company”), and in accordance with a letter agreement between you and the Company dated January 13, 2009 to reduce your annual base salary by ten (10%) percent, the Agreement is hereby amended, effective February 1, 2009, as follows:
1.	Paragraph 2.A is amended to provide for an annual base salary of three hundred fifteen thousand dollars ($315,000).

2.	Notwithstanding the foregoing, any payments that may become due to you in accordance with Paragraph 9 of the Agreement shall continue to be calculated as if your annual base salary was three hundred fifty thousand dollars ($350,000).
As so amended by this letter agreement, the Agreement shall remain in full force and effect.

Very truly yours, BALDWIN TECHNOLOGY COMPANY, INC.

By:
/s/ Mark T. Becker Mark Becker
Chair, Compensation Committee

AGREED TO AND ACCEPTED

/s/ Gerald A. Nathe

Gerald A. Nathe

Date:	January 30, 2009